Exhibit 10.2

FORM OF INVESTOR SUPPORT AGREEMENT

INVESTOR SUPPORT AGREEMENT, dated as of January ___, 2020 (this “Agreement”), by and among NEBULA ACQUISITION CORP., a Delaware corporation (“NAC”), and the stockholder of NAC whose name appears on the signature page of this Agreement (the “Investor”).

WHEREAS, NAC, Open Lending, LLC, a Texas limited liability company (the “Company”), and certain other persons propose to enter into, simultaneously herewith, a business combination agreement (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), a copy of which has been made available to the Investor, which provides, among other things, for (i) the business combination of NAC and the Company (the “Transaction”) and (ii) NAC to conduct a stockholder meeting to obtain stockholder approval of the Transaction and a tender offer for NAC’s outstanding warrants (the “Warrants”), each to purchase one share of NAC’s Class A common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, as of the date hereof, the Investor beneficially owns the number of shares of Common Stock (the “Investor Shares”) and Warrants (the “Investor Warrants”) set forth on the signature page hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Investor and NAC hereby agree as follows:

1. Agreement to Vote Shares. The Investor, by this Agreement, with respect to its Investor Shares, hereby agrees to vote, at any meeting of the stockholders of NAC, and in any action by written consent of the stockholders of NAC, all of such Investor Shares then held by the Investor (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, and (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the stockholders of NAC, including any proposal to extend the time to complete the transactions contemplated by the BCA. The Investor acknowledges receipt and review of a copy of the BCA.

2. No Redemption of Shares. The Investor agrees that it shall not redeem any Investor Shares then held by the Investor in connection with (a) any NAC stockholder meeting to approve an extension of time to complete its initial business combination or (b) NAC’s stockholder meeting to approve the BCA and the transactions contemplated by the BCA.

3. Tender of Warrants. In connection with the tender offer to acquire Warrants contemplated under the BCA, the Investor hereby agrees, (a) that promptly after the commencement of the tender offer, the Investor shall tender to NAC, all of the Investor Warrants then held by the Investor for $1.50 per whole Warrant, and (b) to vote all such Investor Warrants in favor of any amendment to the terms of the Warrants proposed by the NAC.

4. Representations and Warranties. The Investor represents and warrants to NAC as follows:

(a) The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Investor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Investor Shares or Investor Warrants (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Investor) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Investor’s Organizational Documents.

(b) The Investor owns of record and has good, valid and marketable title to the Investor Shares and Investor Warrants set forth on the signature page hereof free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Investor) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Investor Shares and Investor Warrants, and such Investor does not own, directly or indirectly, any other shares of Common Stock or Warrants. The Investor agrees that any shares of Common Stock and Warrants acquired by the Investor after the date of this Agreement shall be subject to the provisions of paragraphs 1, 2 and 3 hereof.

(c) The Investor has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Investor.

5. Termination. This Agreement and the obligations of the Investor under this Agreement shall automatically terminate upon the earliest of: (a) the completion of the Transaction; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of NAC and the Investor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

NAC Acquisition Corp.

Nebula Acquisition Corp.

Four Embarcadero Center, Suite 2350

San Francisco, CA 94111

Telephone: (415) 780-9975

Attention: Brandon Van Buren and Will Heldfond

Email: bradnon@truewindcapital.com; Will@truewindcapital.com with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Facsimile No: (212) 801-6400
Telephone No.: (212) 801-9200
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

If to the Investor, to the address or facsimile number set forth for the Investor on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon the Investor until such time as the BCA is executed.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEBULA ACQUISITION CORP.

Name:
Title:

[Signature Page to Investor Support Agreement]

INVESTOR:

By:
Name:
Title:
Address:

Investor Shares owned:

Investor Warrants owned:

[Signature Page to Investor Support Agreement]